EXHIBIT 11

EAGLE FINANCIIAL SERVICES, INC. AND SUBSIDIARY

Computations of Weighted Average Shares Outstanding and Earnings Per Share (Shares Outstanding End of Month)


                2000                 1999                 1998
                Shares               Shares               Shares
                Outstanding          Outstanding          Outstanding
               -------------        -------------        -------------

January           1,432,797            1,418,341            1,408,485
February          1,435,016            1,420,287            1,410,433
March             1,435,016            1,420,287            1,410,433
April             1,435,013            1,420,287            1,410,433
May               1,437,283            1,422,201            1,412,320
June              1,438,635            1,422,201            1,412,320
July              1,438,633            1,422,201            1,412,320
August            1,442,099            1,424,326            1,414,165
September         1,442,098            1,424,326            1,414,165
October           1,442,098            1,425,191            1,416,310
November          1,445,431            1,427,297            1,418,341
ecember           1,445,431            1,432,797            1,418,341
               -------------        -------------        -------------
                 17,269,550           17,079,742           16,958,066
                         12                   12                   12
------------   -------------        -------------        -------------
Weighted
Average
Shares
Outstanding       1,439,129            1,423,312            1,413,172
------------   -------------        -------------        -------------
Net Income     $  2,014,826         $  1,685,130         $  1,308,805
------------   -------------        -------------        -------------
Earnings Per
Share, Basic
and Assuming
Dilution       $       1.40         $       1.18         $       0.93
------------   -------------        -------------        -------------

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